UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2015

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2015, the Board of Directors of PPG Industries, Inc. (the “Company”) appointed Michael H. McGarry as President and Chief Executive Officer and Charles E. Bunch as Executive Chairman, both effective September 1, 2015.
The Board of Directors also elected Mr. McGarry as a director to serve in the class whose term expires at the Annual Meeting of Shareholders in 2016, effective as of July 16, 2015. Mr. McGarry was not selected as a director of the Company pursuant to any arrangement or understanding between Mr. McGarry and any other person or entity. The Board of Directors did not appoint Mr. McGarry to serve on any committees of the Board due to his position as an executive officer of the Company.
Mr. McGarry became President and Chief Operating Officer of the Company on March 1, 2015. Mr. McGarry previously served as Chief Operating Officer from August 2014 through February 2015, as Executive Vice President from September 2012 through July 2014 and as Senior Vice President, Commodity Chemicals from July 2008 through August 2012. Mr. McGarry is also a director of Axiall Corporation.
Mr. Bunch has served as Chairman and Chief Executive Officer of the Company since July 2005.
In connection with Mr. McGarry’s appointment as President and Chief Executive Officer, effective September 1, 2015, Mr. McGarry’s monthly salary will be increased to $83,333, and he will be eligible for a target cash bonus under the Incentive Compensation Plan of $1,400,000. Mr. McGarry will not receive any compensation for his service as a director of the Company.
In connection with his transition to Executive Chairman, Mr. Bunch’s non-qualified pension benefit will be frozen under the Company’s non-qualified defined benefit pension plan effective September 1, 2015.  From September 1, 2015 through Mr. Bunch’s retirement, his frozen benefit will earn interest at 120% of the September 2015 long-term Applicable Federal Rate, as determined by the Internal Revenue Service.
On July 16, 2015, the Company issued a press release announcing these executive appointments. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report

Exhibit Number	Description
99.1	Press release of PPG Industries, Inc. dated July 16, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: July 20, 2015	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer